UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 18, 2015

OMNICELL, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-33043	94-3166458
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

590 E. Middlefield Road
Mountain View, CA 94043

(Address of principal executive offices, including zip code)

(650) 251-6100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On March 18, 2015, Omnicell, Inc. (the “Company”) received a written notification (the “Notice”) from the NASDAQ OMX Group, Inc. (“Nasdaq”) indicating that the Company was not in compliance with Nasdaq Listing Rule 5250(c)(1) for continued listing, due to the delay in filing its Annual Report on Form 10-K for the period ended December 31, 2014 (the “Form 10-K”) beyond the extended filing due date of March 17, 2015. Under the Nasdaq continued listing rules, Omnicell has 60 calendar days to either file the Form 10-K or submit a plan to regain compliance. If the plan is accepted and Omnicell has not otherwise regained compliance by filing the Form 10-K, Nasdaq can grant an exception of up to 180 calendar days from the Form 10-K’s due date, or until September 14, 2015, to regain compliance.

The Notice has no immediate effect on the listing of Omnicell’s common stock on Nasdaq. Omnicell is currently working diligently to complete its internal investigation previously disclosed in the Form 12b-25 filed on March 2, 2015 and Form 8-K filed on March 17, 2015. Once the internal investigation process is complete, Omnicell plans to file the Form 10-K as soon as practicable thereafter.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

OMNICELL, INC.

Dated: March 20, 2015	By:	/s/ Dan S. Johnston
Dan S. Johnston, Executive Vice President and Chief Legal & Administrative Officer